UNITED STATES SECURITIES AND EXCHANGE
                                   COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

                  Date of Report:                    July 27, 2004
                                                     -------------

                  Date of earliest event reported:   July 21, 2004
                                                     -------------

                           Commission File No. 0-17706

                                    QNB CORP.
             (Exact Name of Registrant as specified in its charter)


     Pennsylvania                                        23-2318082
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(State or other jurisdiction                (IRS Employer Identification Number)
 of incorporation)



15 North Third Street, Quakertown, PA                         (Zip Code)
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(Address of principal executive offices)                      18951-9005


Registrant's telephone number, including area code:
(215)538-5600
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Item 5.           Other Events

     On July 21, 2004, QNB Corp.'s wholly owned subsidiary, Quakertown National Bank (the "Bank"), entered into an agreement with Kenneth F. Brown, Jr. and Pamela H. Brown for the purchase by the Bank of a two story building located at 322 W. Broad Street, Quakertown, Pennsylvania for a purchase price of $600,000. The price was determined through an independent third party appraisal. Mr. Brown is a director of QNB Corp. Management of QNB Corp. and the Bank believe that the transaction reflects arm's-length, negotiated terms. The Bank intends to use the acquired property for additional office space.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, QNB Corp. has caused this Report to be signed on its behalf by the undersigned hereunto fully authorized.

                                                  QNB CORP.


                                                  By: /s/ Bret H. Krevolin
                                                      --------------------------
                                                      Bret H. Krevolin
                                                      Chief Financial Officer

Date:    July 27, 2004